Exhibit 10.18

Amendment No. 3

TO THE AMENDED AND RESTATED MOD™ 5

COMPUTERIZED PROCESS CONTROL SOFTWARE AGREEMENT

LICENSES AND SERVICES

This Amendment No. 3 (Amendment ) effective as of July 1, 2020. is to the Amended and Restated MOD™ 5 Computerized Process Control Software Agreement Licenses and Services dated June 30, 2010 (hereinafter “Agreement”) between Rofan Services Inc.. which has been converted to a limited liability company as of June 25, 2018 changing its name to Rofan Services LLC a Delaware corporation (hereinafter “Licensor”) and Trinseo LLC (previously known as Styron LLC and hereinafter “Licensee”).

BACKGROUND

Licensor and Licensee entered into Amendment No. 2 to Agreement effective as of January 1. 2016. wherein Licensor and Licensee agreed to Amend Schedule 1. which established the Annual License Charges for 2017 thru December 31 2020.

Additionally, Licensor and Licensee wish to enter into this Amendment No 3 to further extend the length of the Extended Term with new Annual License and Support Charges starting In 2021.

NOW THEREFORE, the Parties agree as follows

1.ARTICLE 4 TERM SECTION 4 2 of the Agreement 1s hereby deleted 1n its entirety and replaced with the following language:

The term of this Agreement shall commence on the Effective Date hereof and subject to the prov1s1ons herein shall continue until December 31. 2023. unless terminated earlier in accordance with Article 15 In no event will this Agreement be extended beyond December 31 2023 Licensee must cease use of the MOD™ 5 Systems on the date of any expiration or termination of this Agreement

2.Schedule 1 to Amendment No 2 1s replaced with Schedule 1 to Amendment No. 3 attached hereto, Which establishes the Annual License and Support Charges for the Extended Term.

This Amendment is subject to the Agreement and all terms used In this Amendment have the meaning defined in the Agreement unless otherwise defined here Except as expressly amended herein the Agreement shall remain in full force and effect and all other prov1s1ons of the Agreement shall remain unchanged.

IN WITNESS WHEREOF. the parties. 1ntend1ng to be legally bound hereby, have caused this AMENDMENT to be executed in duplicate by the respective duly authorized representatives.

ROFAN SERVICES

By: /s/ Paul E. Dean II

Name:  Paul E. Dean II

Title:  Vice President

Date:  17 September 2020

TRINSEO LLC

By: /s/ Angelo N. Chaclas

Name:  Angelo N. Chaclas

Title:  SVP, CLO, CCO and Corp. Secretary

Date:  10 August 2020

SCHEDULE 1 to AMENDMENT No. 3

2017 – 2023 LICENSE CHARGES

Year	Annual License Charges
2017	$2,040,569 X (1-migration %) x (1 – 0.15) [if applicable]
2018	$2,388,696 X (1-migration %) x (1 – 0.15) [if applicable]
2019	$2,409,182 X (1-migration %) x (1 – 0.15) [if applicable]
2020	$3,126,808 X (1-migration %) x (1 – 0.15) [if applicable]
2021	$3,466,710 X (1-migration %)
2022	$3,880,646 X (1-migration %)
2023	$4,364,031 X (1-migration %)

2017 – 2023 SUPPORT CHARGES

Year	Annual Services Charges
2017	(2016 rate + cost change adjustment + last-time hardware purchase fee) x Licensee's share of total
2018	(2017 rate + cost change adjustment + last-time hardware purchase fee) x Licensee's share of total
2019	(2018 rate + cost change adjustment + last-time hardware purchase fee) x Licensee's share of total
2020	(2019 rate + cost change adjustment + last-time hardware purchase fee) x Licensee's share of total
2021	(2020 rate + cost change adjustment + last-time hardware purchase fee) x Licensee's share of total
2022	(2021 rate + cost change adjustment + last-time hardware purchase fee) x Licensee's share of total
2023	(2022 rate + cost change adjustment + last-time hardware purchase fee) x Licensee's share of total